As filed with the Securities and Exchange Commission on April 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIO-key International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8071	41-1741861
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

101 CRAWFORDS CORNER ROAD, SUITE 4116

HOLMDEL, NJ 07733

(732) 359-1100

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Michael DePasquale

Chief Executive Officer

BIO-key International, Inc.

101 CRAWFORDS CORNER ROAD, SUITE 4116

HOLMDEL, NJ 07733

(732) 359-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Vincent A. Vietti, Esquire

Fox Rothschild LLP

212 Carnegie Center

Suite 400

Princeton, NJ 08540

Tel: (609) 896-3600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED APRIL 25, 2025

Up to 3,091,668 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholder identified in this prospectus under the caption “Selling Stockholder,” of up to 3,091,668 shares of our common stock, par value $0.0001 per share, issued and sold by us in a private placement transaction, consisting of 1,545,834 shares of common stock issuable upon exercise of Series A warrants to purchase common stock (the “Series A Warrants”), and 1,545,834 shares of common stock issuable upon exercise of Series B warrants to purchase common stock (the “Series B Warrants”).

All of the proceeds from the sale of the shares covered by this prospectus will be received by the selling stockholder. We will not receive any proceeds from the sale of these shares.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BKYI.” On April 23, 2025, the closing price of our common stock was $0.72 per share.

We will bear all costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 9 for more information about how the selling stockholder may sell or dispose of the shares of common stock offered hereby.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED HEREIN UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                   , 2025.

ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates. No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have registered our trademarks “BIO-key®”, “True User Identification®”, “Intelligent Image Indexing®”, “WEB-key®”, “SideSwipe®”, “SidePass®”, “SideTouch®”, “EcoID®”, “PistolStar®”, “PortalGuard®”, “MobileAuth®”, “PASSIVEKEY®” and “PISTOLSTAR®” with the U.S. Patent & Trademark Office, as well as many foreign countries, protecting the names of our companies and our key technology offerings discussed later in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or SEC. Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. Unless the context requires otherwise, references in this prospectus to “BIO-key,” the “Company,” “we,” “us” and “our” refer to BIO-key International, Inc. and our subsidiaries.

Overview

BIO-key International, Inc. is a leading identity and access management (IAM) platform provider enabling secure work-from-anywhere for enterprise, education, and government customers using secure multi-factor authentication (MFA). Our vision is to enable any organization to secure streamlined and passwordless workforce, customer, citizen and student access to any online service, workstation, or mobile application, without a requirement to use tokens or phones for roving users and shared workstations. Our products include PortalGuard® and PortalGuard Identity-as-a-Service (IDaaS) enterprise IAM, WEB-key® biometric civil and large-scale ID infrastructure, MobileAuth® mobile phone authentication application for iOS and Android, and high-quality, low-cost accessory fingerprint scanner and FIDO-compliant hardware to provide a full and complete solution for identity-innovating customers.

BIO-key PortalGuard empowers organizations to maximize the power of cloud, mobile and web technologies by securing users’ identities and connecting them with the applications they rely on, while keeping cyber-intruders and unauthorized delegates (proxy users) out. Competing MFA solutions require a phone or token for every user authentication use case, but this is expensive and ineffective for workforce users who cannot use a phone in their workplace, who rove among workstations, or share kiosks for access to information systems. BIO-key’s exclusive Identity-Bound Biometrics (IBB) authentication methods address this by making biometric identification based available at any end point device, making the user, not their phone or a token, their own credential.

Our customers trust BIO-key® to secure access to a variety of cloud, mobile and web applications, on-premise and cloud-based hypervisor servers from all of their devices. Employees and contractors sign into BIO-key PortalGuard to seamlessly and securely access the applications needed to do their work, and customers sign into BIO-key PortalGuard to access online services. Organizations use PortalGuard to securely collaborate and communicate with their partners and to provide their customers with flexible, resilient user experiences online and while using mobile devices. PortalGuard can operate standalone as a comprehensive MFA, Single Sign On, and Self-Service Password Reset solution, directly authenticating for Windows sign in and application access, or as an upgraded MFA user experience within an enterprise IAM framework such as Microsoft, Okta, Ping or ForgeRock.

BIO-key’s WEB-key is a scalable biometric service management platform, incorporating key functions for regulatory compliance, enrollment, authentication or identification, and integrity in a multi-tenant private or public cloud delivery platform. Government agencies use BIO-key for their large-scale civil ID projects, because WEB-key underpins a biometric identity ecosystem, is cloud-ready, and provides a scalable, high-integrity trust platform which can be operated anywhere and supports over 30 fingerprint scanners interchangeably.

We also deliver biometric software integration application programming interfaces, or APIs, allowing software developers to leverage our platform to securely and efficiently embed biometric multi-factor authentication, or MFA, into their own products. This allows software developers to focus on their core functionality while BIO-key ensures users enter the application without requiring them to carry their phone or any token.

Even the most security-focused organizations are suffering breaches as a result of human error or improper conduct. As enterprises scale the number of software as a service, or SaaS applications, and multi-cloud services they rely on and the interconnections between them increase, assured identity has emerged as a critical component of an organization’s security framework, directly affecting each triad of cybersecurity – confidentiality, integrity, and availability. As access perimeters dissolve, organizations must evolve from network-based security models to Zero Trust and Continuous Authentication and Risk Trust Assessment (CARTA) security models, focusing on adaptive and context-aware controls. True server-secured biometric verification removes the human nature vulnerability at the root of many security compromises creating a more reliable means to manage user access and protect digital assets against rogue users willing to hand over their credentials to a proxy. Our global identity as a service, or IDaaS, hosting capability allows our customers to simplify and efficiently scale their security infrastructures across internal IT systems and external customer facing applications without installation overhead, security or uptime management efforts.

We operate a SaaS business model with customers subscribing to term use of our software resulting in annual recurring revenue. We sell our products directly through our field and inside sales teams, as well as indirectly through our network of channel partners including resellers, system integrators, master agents, and other distribution partners. Our subscription fees include a term license of hosted or on-premise product, technical support and maintenance of our platform. We base subscription fees primarily on the products used and the number of users enrolled in our platform. We generate subscription fees pursuant to noncancelable contracts with a weighted average duration of approximately one year. As of December 31, 2024, more than 600 customers across multiple industries use BIO-key to secure and manage access for users around the world.

Strategic Outlook

We plan to have a more significant role in the IAM market which continues to expand. We plan to continue to offer customers a suite of authentication options that complement our biometric solutions. The more well-rounded offerings of authentication options will allow customers to customize their approach to authentication all under one umbrella.

We expect to grow our business within government services, higher education, and highly regulated industries in which we have historically had a strong presence including financial services, higher education, and healthcare. We believe that continued heightened security and privacy requirements in these industries, and as colleges and universities continue operating in remote environments, we will generate increased demand for security solutions, including biometrics. In addition, we expect that the compatible, yet superior portable biometric user experience offered by our technology for Windows 10 users will accelerate the demand for our computer network log-on solutions and fingerprint readers. Through value add-offerings via direct sales, resellers, and strategic partnerships with leading higher education platform providers, we will continue to grow our installed base.

Our primary sales strategies are focused on (i) increased marketing efforts into the IAM market, (ii) dedicated pursuit of large-scale identification projects across the globe and (iii) growing our channel alliance program which we have grown to more than eighty-five participants and continues to generate incremental revenues.

A second component of our growth strategy is to pursue strategic acquisitions of select businesses and assets in the IAM space. In furtherance of this strategy, we are active in the industry and regularly evaluate businesses that we believe will either provide an entry into new market verticals or be synergistic with our existing operations and in either case, be accretive to earnings. We cannot provide any assurance as to whether we will be able to complete any acquisition and if completed, successfully integrate any business we acquire into our operations.

General

Our principal executive office is located at 101 Crawfords Corner Road, Suite 4116, Holmdel, New Jersey 07733 and our telephone number is (732) 359-1100. Our website is located at www.bio-key.com. The information on our website or any other website is not incorporated by reference into this prospectus. Our website address is included as an inactive textual reference only.

The BIO-key logo is our trademark. This prospectus and the documents we incorporate by reference into this prospectus may also contain trademarks and trade names of others.

The Offering

Issuer:	BIO-key International, Inc.
Common stock offered by selling stockholder:	3,091,668 shares of common stock
Common stock outstanding before this offering:	5,814,041 shares of common stock
Common stock outstanding after completion of this offering (assuming full exercise of the warrants that are exercisable for shares of common stock offered hereby):	8,905,709 shares of common stock
Terms of this offering:

The selling stockholder, including its transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, or at negotiated prices.

Use of proceeds:

The proceeds from the sale of the securities covered by this prospectus will be received by the selling stockholder. We will not receive any of the proceeds from any sale of the shares of common stock offered by this prospectus. If all of the Series A Warrants and Series B Warrants exercisable for shares of common stock offered hereby are exercised, we will receive aggregate gross proceeds of $6,647,086.20 which we expect to use for working capital purposes and general corporate purposes, including repayment of a portion of the Company’s outstanding secured note. See “Use of Proceeds”.

Listing of common stock:	Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “BKYI”.
Risk factors:

Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See the information under the caption “Risk Factors” beginning on page 5 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

The number of shares of our common stock to be outstanding after this offering is based on 5,814,041 shares of our common stock outstanding as of April 23, 2025, plus an aggregate of 3,091,668 shares of common stock issuable upon exercise of Series A warrants and Series B warrants, and excludes as of such date:

●	3,007 shares of common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $197.31 per share;
●	2,739,362 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $11.12 per share;
●	421,905 shares of common stock issuable on exercise of warrants with an exercise price of $3.15 per share;
●	31,131 shares of common stock issuable upon exercise of pre-funded warrants with an exercise price of $0.018 per share;
●	529 shares of common stock reserved for future issuance under our 2015 Equity Incentive Plan;
●	35,050 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan;
●	155,957 shares of common stock reserved for future issuance under our 2023 Stock Incentive Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to invest in our securities, you should consider carefully the risks and uncertainties described below and under Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission, or SEC, on April 23, 2025, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our common stock could decline and you could lose all or part of your investment in our securities. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business.

RISKS RELATED TO THIS OFFERING

Sales of a substantial number of shares of our common stock in the public market, including the shares offered under this prospectus, could lower our stock price and impair our ability to raise funds in new stock offerings.

If our stockholders sell substantial amounts of our common stock, the market price of our common stock could decrease. We had 5,814,041 shares of common stock outstanding as of April 23, 2025. Under this registration statement, we are registering the resale of 3,091,668 shares of common stock held by the selling stockholder, all of which are issuable upon exercise of the Series A Warrants and the Series B Warrants. Assuming all such warrants are exercised, the shares offered hereunder represent approximately 35% of our outstanding common stock. In addition, we may sell additional shares of common stock in subsequent offerings.

We cannot predict the size of future issuances of common stock or the effect, if any, that future issuances and sales of common stock, including the shares offered under this registration statement, other registration statements, shares underlying outstanding warrants issued in our public offering of Units on October 30, 2023, shares available for resale under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or the perception that such sales could occur, may have on the market price of our common stock or our ability to raise additional capital through the sale of equity securities. With any additional issuance of common stock, investors will suffer dilution and we may experience dilution in our earnings per share, if any.

An active trading market for our shares may not be sustained.

Although our shares are listed on the Nasdaq Capital Market, the market for our shares has demonstrated varying levels of trading activity. The current level of trading may not be sustained in the future. The lack of an active market for our shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares, may impair our ability to raise capital to continue to fund operations by selling shares, and may impair our ability to acquire additional assets by using our shares as consideration.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “should,” “estimate,” “will,” “may,” “future,” “plan,” “intend” and “expect” and similar expressions generally identify forward-looking statements. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital; our ability to continue as a going concern; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology and identity access management industries; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; our ability to migrate Swivel Secure customers to BIO-key and Portal Guard offerings; our ability to execute definitive agreements with Fiber Food Systems and/or its customers to utilize our access management solutions; our ability to integrate our solutions into any of Fiber Food System’s offerings; fluctuations in foreign currency exchange rates; the impact of tariffs and other trade barriers; the duration and extent of continued hostilities in Ukraine and its impact on our European customers; delays in the development of products; the commercial, reputational and regulatory risks to our business that may arise as a consequence of the restatement of our financial statements, including any consequences of non-compliance with SEC and Nasdaq periodic reporting requirements; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; any disruption to our business that may occur on a longer-term basis should we be unable to maintain effective internal controls over financial reporting; statements of assumption underlying any of the foregoing, and numerous other matters of national, regional and global scale, including those set forth under the caption “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 23, 2025, and in our other filings with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future.

You should carefully read this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

This prospectus also refers to estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

THE OFFERING

This prospectus covers the public sale of up to 3,091,668 shares of common stock to be sold by Armistice Capital Master Fund Ltd. consisting of 1,545,834 shares of common stock issuable upon exercise of the Series A Warrants, and 1,545,834 shares of common stock issuable upon exercise of the Series B Warrants. This prospectus also covers any additional shares of our common stock that we may issue or that may be issuable by reason of any stock split, stock dividend or similar transaction involving our common stock. The selling stockholder may sell the shares covered by this prospectus through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from this offering. If all warrants exercisable for shares of common stock offered hereby are exercised, we will receive aggregate gross proceeds of $6,647,086.20.

On January 15, 2025, we entered into a warrant exercise agreement (the “Warrant Exercise Agreement”) with the selling stockholder to exercise certain outstanding warrants to purchase an aggregate of 2,061,112 shares of the Company’s common stock at an exercise price of $1.85 per share, which were originally issued to the Investor on September 13, 2024 (the “Existing Warrants”). The issuance of the shares of the Company’s common stock underlying the Existing Warrants was registered pursuant to the registration statement on Form S-1 filed on October 11, 2024 (File No. 333-282618).

In consideration for the exercise of the Existing Warrants, subject to compliance with the beneficial ownership limitations included in the Existing Warrants, the selling stockholder received new unregistered Series A warrants to purchase up to an aggregate of 1,545,834 shares of the Company’s common stock (the “Series A Warrants”) and new unregistered Series B warrants to purchase up to an aggregate of 1,545,834 shares of the Company’s common stock (the “Series B Warrants”, and together with the “Series A Warrants, the “New Warrants”).

The New Warrants have substantially the same terms, were immediately exercisable at an exercise price of $2.15 per share and will expire five years from the date of issuance. The Company agreed to file a resale registration statement covering the public resale of the shares of the Company’s common stock issuable upon exercise of the New Warrants with the SEC, and to use commercially reasonable efforts to have such resale registration statement declared effective by the SEC within 90 calendar days following the date of the Warrant Exercise Agreement. The New Warrants each include a beneficial ownership limitation that prevents the selling stockholder from beneficially owning more than 4.99% of the Company’s outstanding common stock at any time.

The gross proceeds to the Company from the exercise of the Existing Warrants was approximately $1.9 million, prior to deducting placement agent fees and estimated offering expenses. The closing of the offering occurred on September 13, 2024. The Company intends to use the net proceeds for working capital and general corporate purposes, including repayment of a portion of the Company’s outstanding secured note.

USE OF PROCEEDS

The selling stockholder will receive all proceeds from the sale of the shares of common stock offered hereby. We will not receive any proceeds from the sale of common stock by the selling stockholder.

We will, however, receive cash proceeds equal to the exercise price of the warrants. Accordingly, we may receive aggregate gross proceeds of up to $6,647,086.20 assuming that the Series A Warrants and Series B Warrants are each exercised in full at an exercise price of $2.15 per share. We expect to use any proceeds received by us from the exercise of the warrants for working capital purposes and general corporate purposes, including repayment of a portion of the Company’s outstanding secured note.

We will bear all costs, expenses and fees in connection with the registration of the shares, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DETERMINATION OF OFFERING PRICE

The selling stockholder will offer common stock at the prevailing market prices or privately negotiated prices. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock may not trade at the market prices in excess of the offering prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

SELLING STOCKHOLDER

When we refer to the “selling stockholder” in this prospectus, we mean the persons or entities specifically identified in the table below, as well as the permitted transferees, pledges, donees, assignees, successors and other successors-in-interest who may subsequently hold any of the selling stockholder’s interests other than through a public sale.

The selling stockholder identified in the following table is offering for resale 3,091,668 shares of our common stock. All of the securities were previously issued to the selling stockholder in private placement transactions described above under the section entitled “The Offering”.

The following table sets forth:

●	The name of the selling stockholder and any material relationship between us and the selling stockholder based upon information currently available to us;
●	The number of shares owned beneficially by the selling stockholder before the offering;
●	The percentage ownership of the selling stockholder prior to the offering;
●	The number of shares offered hereunder by the selling stockholder;
●	The number of shares owned beneficially by the selling stockholder after the offering; and
●	The percentage ownership of the selling stockholder after the offering.

	Shares Beneficially Owned Prior to the Offering				Shares Beneficially Owned After Completion of the Offering
Name of Selling Stockholder	Number		Percent	Number of Shares Being Offered	Number(1)	Percent
Armistice Capital Master Fund Ltd. (2)	290,120	(3)	4.99%	3,091,668	-	-

(1)

Assumes that (i) all of the shares of common stock to be registered by the registration statement of which this prospectus is a part are sold in this offering and (ii) the selling stockholder does not acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering.

(2)

Steven Boyd, as the managing member of Armistice Capital, LLC, may be deemed to beneficially own the securities held by the Armistice Capital Master Fund Ltd. Armistice Capital Master Fund Ltd. specifically disclaims beneficial ownership of the securities directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital, LLC. The address of Armistice Capital, LLC is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)

Consists of shares of common stock issuable upon the exercise of warrants, subject to the beneficial ownership limitation that prevents the selling stockholder from beneficially owning more than 4.99% of the Company’s outstanding common stock at any time.

The beneficial ownership set forth above has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), based on 5,814,041 shares of our common stock outstanding on April 23, 2025. Except as indicated by footnote, and subject to applicable community property laws, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares. The selling stockholder is not affiliated with a broker-dealer registered under the Exchange Act.

The registration of these shares of common stock does not mean that the selling stockholder will sell or otherwise dispose of all or any of those securities. The selling stockholder may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by the selling stockholder under this prospectus. Furthermore, the selling stockholder may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement (of which this prospectus forms a part) or a supplement to this prospectus, to the extent required by law.

Material Relationship Between the Selling Stockholder and the Company

On October 30, 2023, we entered into a securities purchase agreement with certain investors, including the selling stockholder, pursuant to which we issued and sold units in a public offering consisting of 1,350,000 shares of common stock, 17,200,000 pre-funded warrants, and 18,550,000 warrants to purchase common stock to the selling stockholder in a public offering at a price of $0.175 per unit.

On September 12, 2024, we entered into a warrant exercise agreement with the selling stockholder to exercise certain outstanding warrants to purchase an aggregate of 1,030,556 shares of the Company’s common stock originally issued to the selling stockholder in a public offering on October 31, 2023, having an original exercise price of $3.15 per share. In consideration for the immediate exercise of the existing warrants, subject to compliance with the beneficial ownership limitations included in the existing warrants, the selling stockholder received new unregistered Series A warrants to purchase an aggregate of 1,030,556 shares of the Company’s common stock and new unregistered Series B warrants to purchase an aggregate of 1,030,556 shares of the Company’s common stock, and the Company also agreed to reduce the exercise price of the existing warrants to $1.85 per share. The new warrants were immediately exercisable at an exercise price of $1.85 per share and expire five years from the date of issuance.

On January 15, 2025, we entered into the Warrant Exercise Agreement with the selling stockholder to exercise certain outstanding warrants to purchase an aggregate of 2,061,112 shares of the Company’s common stock at an exercise price of $1.85 per share, which were originally issued to the selling stockholder on September 13, 2024. In consideration for the exercise of the existing warrants, subject to compliance with the beneficial ownership limitations included in the existing warrants, the selling stockholder received new unregistered Series A warrants to purchase up to an aggregate of 1,545,834 shares of the Company’s common stock and new unregistered Series B warrants to purchase up to an aggregate of 1,545,834 shares of the Company’s common stock. The shares underlying these warrants are the subject of this Registration Statement on Form S-1.

PLAN OF DISTRIBUTION

We are registering 3,091,668 shares of our common stock for possible sale by the selling stockholder. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may, from time to time, sell any or all of its shares of common stock on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the Nasdaq Capital Market or any other applicable national securities exchange;
●	privately negotiated transactions;
●	short sales;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement and accompanying prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder.

The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. If we are notified by the selling stockholder that any arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file an amendment to this prospectus. If the selling stockholder uses this prospectus for any sale of the shares of common stock, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholder and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the transferees or other successors in interest as selling stockholders under this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the shares.

We will indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus or we may be entitled to contribution.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The following summary description of our common stock is based on the provisions of our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement which includes this prospectus, and the applicable provisions of the Delaware General Corporation Law (“DGCL”). This information may not be complete in all respects and is qualified in its entirety by reference to the provisions of our certificate of incorporation, bylaws and the DGCL. For information on how to obtain copies of our certificate of incorporation and bylaws, see the information below under the heading “Where You Can Find Additional Information.”

Authorized. We currently have authority to issue up to 170,000,000 shares of common stock, $0.0001 par value per share. As of April 23, 2025, we had 5,814,041, shares of common stock outstanding. From time to time, we may amend our certificate of incorporation to increase the number of authorized shares of common stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon.

Voting. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in the holder’s name on our books. Our common stock does not have cumulative voting rights. Holders of a plurality of our outstanding common stock can elect all of the directors who are up for election in a particular year. Holders of a majority of our outstanding common stock act by a majority for all other matters, except as limited by our certificate of incorporation, bylaws and the DGCL.

Dividends. If our Board of Directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Fully Paid and Nonassessable. All shares of our outstanding common stock are fully paid and nonassessable and any additional shares of common stock that we issue will be fully paid and nonassessable.

Other Rights and Restrictions. Holders of our common stock do not have preemptive or subscription rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our certificate of incorporation and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “BKYI.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Preferred Stock

The following summary description of our preferred stock is based on the provisions of our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement which includes this prospectus, and the applicable provisions of the DGCL. This information may not be complete in all respects and is qualified in its entirety by reference to the provisions of our certificate of incorporation, bylaws and the DGCL. For information on how to obtain copies of our certificate of incorporation and bylaws, see the information below under the heading “Where You Can Find Additional Information.”

General. We currently have authority to issue up to 5,000,000 shares of preferred stock, $0.0001 par value per share, none of which are outstanding. We may amend from time to time our certificate of incorporation to increase the number of authorized shares of preferred stock or to designate a new series of preferred stock. Unless required by law, the authorized shares of preferred stock will be available for issuance without further action by you. Our Board of Directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

●	the designation of the series;
●

the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
●	the dates at which dividends, if any, will be payable;
●	the redemption rights and price or prices, if any, for shares of the series;
●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;
●

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

●	restrictions on the issuance of shares of the same series of any other class or series; and
●	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of that common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock, or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Certain Effects of Delaware Law and Certificate of Incorporation and Bylaw Provisions

Authorized But Unissued Stock. We are authorized to issue 175,000,000 shares of capital stock, consisting of 170,000,000 shares of common stock and 5,000,000 shares of preferred stock. We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Capital Market. We may use these additional shares for a variety of corporate purposes, including for future public or private offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our Board of Directors to issue shares to persons friendly to current management that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

Blank Check Preferred Stock. Our Board of Directors is authorized without further stockholder action, to designate any number of series of preferred stock with such rights, preferences and designations as determined by the Board of Directors. Shares of preferred stock issued by the Board of Directors could be utilized, under certain circumstances, to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of preferred stock could be issued with certain rights that might have the effect of diluting the percentage of common stock owned by a significant stockholder or issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. The existence of the preferred stock may, therefore, be viewed as having possible anti-takeover effects.

Limitations on Written Consent of Stockholders. Except as may be approved in advance by the Board of Directors, any action required or permitted to be taken by our stockholders at any annual or special meeting must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

Limitations on Special Meetings of Stockholders. Except as otherwise required by statute, special meetings of the stockholders may be called only by the Board of Directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that stockholders who desire to nominate a person for election to our Board of Directors must comply with specified notice and information provisions. Our bylaws contain similar advance notice provisions for stockholder proposals for action at stockholder meetings. These provisions prevent stockholders from making nominations for directors and stockholder proposals from the floor at any stockholder meeting and require any stockholder making a nomination or proposal to submit the name of the nominees for board seats or the stockholder proposal, together with specified information about the nominee or any stockholder proposal, prior to the meeting at which directors are to be elected or action is to be taken. These provisions ensure that stockholders have adequate time to consider nominations and proposals before action is required, and they may also have the effect of delaying stockholder action.

Supermajority Vote Requirements. Any director may be removed from office only with cause and only by the affirmative vote of the holders of 75% or more of our shares then entitled to vote at an election of directors. Additionally, our bylaws may be amended or repealed by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. These provisions may prevent stockholders from removing existing directors and amending our bylaws, each of which could have the effect of delaying or preventing a change in control of the Company.

Indemnification. Our certificate of incorporation and bylaws contain provisions to indemnify our directors and officers to the fullest extent permitted by the DGCL. These provisions do not limit or eliminate our right or the right of any stockholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us.

Business Combinations. We are subject to the provisions of Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock. This provision could have the effect of delaying or preventing a change in control of the Company.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fox Rothschild LLP, Princeton, New Jersey.

EXPERTS

The financial statements of BIO-key International, Inc. as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Bush & Associates CPA, the Company’s independent registered public accounting firm, given on the authority of said firm as experts in auding and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers of securities, like us, that file electronically with the SEC. Our SEC filings are available to you on the SEC’s Internet website. We also maintain a website at www.bio-key.com, which provides additional information about the Company. The contents of our website or any other website, however, are not a part of this prospectus and is not incorporated by reference into this prospectus. Our website address is included as an inactive textual reference only.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering. Additionally, all filings filed by the Company pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement shall be deemed to be incorporated by reference into this prospectus.

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2024;
●	Current Reports on Form 8-K filed with the SEC on January 16, 2025 and April 24, 2025;
●

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 21, 2017 under Section 12(b) of the Exchange Act and including any amendments or reports filed for the purpose of updating that description.

In no event, however, will any of the information that we “furnish” to the SEC in any current report on Form 8-K or any other report or filing be incorporated by reference into, or otherwise included in, this prospectus.

Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, free of charge, upon oral or written request, copies of any documents that we have incorporated by reference into this prospectus. You may request, orally or in writing, a copy of these documents, and any exhibits incorporated by reference in these documents, which will be provided to you at no cost, by contacting:

BIO-key International, Inc.

101 Crawfords Corner Road, Suite 4116

Holmdel, New Jersey 07733

Attention: Chief Financial Officer, Cecilia Welch

Telephone: (732) 359-1100

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and state the address of that site (www.sec.gov) and these reports, proxy and information statements are also available through our website at www.bio-key.com/investor-relations/.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Up to 3,091,668 Shares of Common Stock

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee	$332
Registrant Legal Fees and Expenses*	$10,000
Accounting Fees and Expenses*	$5,000
Miscellaneous Fees and Expenses*	$1,000
Total	$16,332

* Estimated solely for the purposes of this Item. Actual expenses may vary.

Item 14.	Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact of their prior or current service to the corporation as a director or officer, in accordance with the provisions of Section 145, which are sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Our certificate of incorporation provides that, unless otherwise required under applicable law, (a) a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, and (b) we shall indemnify any director or officer made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact of such person’s current or prior service as a director or officer of the Company any predecessor of the Company, or any other enterprise per the Company’s or any predecessor to the Company’s request.

Our bylaws provide that (a) we shall indemnify and hold harmless our directors and officers to the maximum extent and in the manner permitted by the DGCL against expenses (including attorneys’ fees) reasonably incurred in connection with any proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that such person is or was an agent of the corporation, (b) we shall advance expenses incurred by any director or officer prior to the final disposition of any proceeding to which the director or officer was or is or is threatened to be made a party promptly following a request therefore, subject to certain limited requirements, and (c) the rights conferred in our bylaws are not exclusive.

We have also obtained insurance policies covering our directors and officers with respect to certain liabilities, including liabilities arising under the Securities Act.

The foregoing represents a summary of the general effect of the DGCL, our certificate of incorporation, and any other contracts or arrangements of the Company relating to indemnification, and is qualified in its entirety by reference to, the terms and provisions of the DGCL, our certificate of incorporation, and such other contracts or arrangements relating to indemnification.

Item 15.	Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years (other than the offering described herein).

On January 15, 2025, we entered into a warrant exercise agreement (the “January Warrant Exercise Agreement”) with the selling stockholder to exercise certain outstanding warrants to purchase an aggregate of 2,061,112 shares of the Company’s common stock at an exercise price of $1.85 per share, which were originally issued to the selling stockholder on September 13, 2024. The resale of the shares of the Company’s common stock underlying the existing warrants was registered pursuant to the registration statement on Form S-1 filed on October 11, 2024 (File No. 333-282618). In consideration for the exercise of the existing warrants, subject to compliance with the beneficial ownership limitations included in the existing warrants, the selling stockholder received new unregistered Series A warrants to purchase 1,545,834 shares of the Company’s common stock and new unregistered Series B warrants to purchase 1,545,834 shares of the Company’s common stock. The new warrants have substantially the same terms, were immediately exercisable at an exercise price of $2.15 per share, expire five years from the date of issuance, and include a beneficial ownership limitation that prevents the selling stockholder from beneficially owning more than 4.99% of the Company’s outstanding common stock at any time. The gross proceeds to the Company under the January Warrant Exercise Agreement were approximately $3.8 million, prior to deducting placement agent fees and estimated offering expenses. Maxim Group LLC (“Maxim”) acted as the exclusive placement agent in consideration of an aggregate cash fee equal to 6.0% of the gross proceeds received by the Company under the January Warrant Exercise Agreement. The forgoing securities were issued in a private placement transaction to the selling stockholder pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

On November 27, 2024, we entered into and closed a Securities Purchase Agreement with Fiber Food Systems, Inc., a Delaware corporation (“Fiber Food”), and Boumarang Inc., a Delaware corporation (“Boumarang”). Under the Securities Purchase Agreement, Fiber Food sold 5 million shares of common stock of Boumarang to the Company in exchange for 595,000 shares of the Company’s common stock. The forgoing securities were issued in a private placement transaction to Fiber Food pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act without payment of underwriter discounts or commissions to any person and without engaging in any advertising or general solicitation of any kind.

On September 12, 2024, we entered into a warrant exercise agreement (the “September Warrant Exercise Agreement”) with the selling stockholder to exercise certain outstanding warrants to purchase an aggregate of 1,030,556 shares of the Company’s common stock originally issued to the selling stockholder on October 31, 2023, having an original exercise price of $3.15 per share. The issuance of the shares of common stock underlying these warrants was registered pursuant to a registration statement on Form S-1 (File No. 333-275003). In consideration for the immediate exercise of the existing warrants, the exercising holder received new unregistered Series A warrants to purchase up to an aggregate of 1,030,556 shares of the Company’s common stock and new unregistered Series B warrants to purchase up to an aggregate of 1,030,556 shares of the Company’s common stock, and the Company also agreed to reduce the exercise price of the existing warrants to $1.85 per share. The new warrants have substantially the same terms, are immediately exercisable at an exercise price of $1.85 per share, will expire five years from the date of issuance, and include a beneficial ownership limitation that prevents the selling stockholder from beneficially owning more than 4.99% of the Company’s outstanding common stock at any time. The gross proceeds to the Company from the exercise of the existing warrants was approximately $1.9 million, prior to deducting placement agent fees and estimated offering expenses. The closing of the offering occurred on September 13, 2024. Maxim acted as the exclusive placement agent to the Company in consideration of an aggregate cash fee equal to 6.0% of the gross proceeds received by the Company from the exercise of the existing warrants. The forgoing securities were issued in a private placement transaction to the selling stockholder pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

On December 20, 2023, we entered into and closed a securities purchase agreement with one accredited investor, pursuant to which we issued in a private placement common units, each consisting of one share of common stock and one common warrant to purchase one and one-half shares of common stock, at a purchase price of $3.15 per common unit and pre-funded units, each consisting of one pre-funded warrant to purchase one share of common stock and one common warrant, at a purchase price of $3.132 per pre-funded unit. In the aggregate, we issued to the accredited investor 48,473 shares of common stock, 126,131 pre-funded warrants, and 261,905 common warrants pursuant to the securities purchase agreement. We received gross proceeds of approximately $550,000, before deducting estimated offering expenses payable by the Company. The common warrants became exercisable six months following closing and are exercisable at $3.15 per share. The pre-funded warrants became exercisable immediately following closing and are exercisable at $0.018 per share. The warrants contain blocker provisions which prohibit the exercise of the applicable warrant if after such exercise the accredited investor would beneficially own in excess of 4.99% of the Company’s issued and outstanding common stock. The forgoing securities were issued in a private placement transaction to one accredited investor pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act without engaging in any advertising or general solicitation of any kind. We paid a placement agent fee in the amount of 7% of the gross proceeds from the sale of the securities to Maxim, a broker dealer registered under the Exchange Act.

On December 22, 2022, we entered into and closed a securities purchase agreement with AJB Capital Investments, LLC (the “Investor”) which provided for the issuance of a $2,200,000 principal amount senior secured promissory note (the “Note”). At closing, a total of $2,002,000 was funded with the proceeds to be used for general working capital. The principal amount of the Note was due six months following the date of issuance, subject to one six-month extension. The Note has been paid by the Company in full. In connection with the issuance of the Note, we issued to the Investor 38,889 shares of common stock and a warrant to purchase 11,111 shares of common stock at an exercise price of $54.00 per share, exercisable commencing six months after issuance with a term of five years. The forgoing securities were issued in a private placement transaction to the Investor pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act without engaging in any advertising or general solicitation of any kind. We paid a placement fee to Maxim equal to 7% of the aggregate gross proceeds raised in the transaction.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit	Exhibit
No.

2.1

Stock Purchase Agreement by and among the Company, Thomas J. Hoey, and PistolStar, Inc. dated June 6, 2020 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed with the SEC on July 7, 2020)

2.2

Stock Purchase Agreement by and among the Company, Alex Rocha and Swivel Secure Europe, SA dated February 2, 2022 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed with the SEC on February 3, 2022)

2.3

Amendment No. 1 to Stock Purchase Agreement by and among the Company, Alex Rocha and Swivel Secure Europe, SA dated March 4, 2022 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed with the SEC on March 9, 2022)

3.1	Certificate of Incorporation of BIO-key International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the SEC on January 5, 2005)

3.2	Bylaws (incorporated by reference to Exhibit 3.3 to the current report on Form 8-K, filed with the SEC on January 5, 2005)

3.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Appendix A to the definitive proxy statement, filed with the SEC on January 18, 2006)

3.4

Certificate of Amendment of Certificate of Incorporation of Bio-key International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed with the SEC on March 31, 2015)

3.5

Certificate of Elimination of BIO-key International, Inc. filed October 6, 2015 (incorporated by reference to Exhibit 3.5 to the registration statement on Form S-1 File No. 333-208747 filed with the SEC on December 23, 2015)

3.6

Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the SEC on November 2, 2015)

3.7

Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the quarterly report on Form 10-Q, filed with the SEC on November 16, 2015)

3.8

Certificate of Amendment of Certificate of Incorporation of Bio-key International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the SEC on December 28, 2016)

3.9

Certificate of Amendment of Certificate of Incorporation of Bio-Key International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the SEC on November 19, 2020)

3.10

Certificate of Amendment to Certificate of Incorporation of BIO-key International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K filed with the SEC on December 19, 2023)

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the registration statement on Form SB-2, File No. 333-16451)

4.2	Common Stock Purchase Warrant dated May 6, 2020 (incorporated by reference to Exhibit 10.7 to the quarterly report on Form 10-Q filed with the SEC on June 8, 2020)

4.3	Common Stock Purchase Warrant dated June 29, 2020 (incorporated by reference to Exhibit 10.3 to the current report on Form 8-K filed with the SEC on July 1, 2020)

4.4	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form S-1/A, filed with the SEC on July 17, 2020)

4.5	Form of Warrant (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registration Statement on Form S-1/A, filed with the SEC on July 17, 2020)

4.6	Form of Common Warrant (incorporated by reference to Exhibit 4.9 to Amendment No. 1 to Registration Statement on Form S-1 filed with the SEC on October 26, 2023)

4.7	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.10 to Amendment No. 1 to the Registration Statement on Form S-1, filed with the SEC on October 26, 2023)

4.8	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.11 to Amendment No. 1 to the Registration Statement on Form S-1, filed with the SEC on October 26, 2023)

4.9	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed with the SEC on December 21, 2023)

4.10	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed with the SEC on December 21, 2023)

4.11	Form of Series A Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed with the SEC on September 16, 2024)

4.12	Form of Series B Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed with the SEC on September 16, 2024)

4.13	Form of Series A Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 16, 2025)

4.14	Form of Series B Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed January 16, 2025)

5.1*	Opinion of Fox Rothschild LLP

10.1***

Employment Agreement by and between BIO-key International, Inc. and Mira LaCous dated November 20, 2001 (incorporated by reference to Exhibit 10.39 to the current report on Form 8-K, filed with the SEC on January 22, 2002)

10.2***

Employment Agreement, effective March 25, 2010, by and between the Company and Michael W. DePasquale (incorporated by reference to Exhibit 10.93 to the annual report on Form 10-K, filed with the SEC on March 26, 2010)

10.3***

Employment Agreement by and between BIO-key International, Inc. and Cecilia Welch dated May 15, 2013 (incorporated by reference to Exhibit 10.42 to the annual report on Form 10-K, filed with the SEC on March 31, 2014)

10.4***

Employment Agreement by and between BIO-key International, Inc. and James Sullivan dated April 5, 2017 (incorporated by reference to Exhibit 10.42 to the annual report on Form 10-K, filed with the SEC on March 29, 2021)

10.5

First Amendment to Lease Agreement by and between BIO-key International, Inc. and BRE/DP MN LLC dated September 12, 2013 (incorporated by reference to Exhibit 10.44 to the annual report on Form 10-K, filed with the SEC on March 31, 2014)

10.6***	BIO-key International, Inc. 2015 Equity Incentive Plan (incorporated by reference to Appendix B to the definitive proxy statement filed with the SEC on December 15, 2015)

10.7

Software License Purchase Agreement Dated November 11, 2015 by and among BIO-key Hong Kong Limited, Shining Union Limited, WWTT Technology China, Golden Vast Macao Commercial Offshore Limited, Giant Leap International Limited (incorporated by reference to Exhibit 10.36 to the registration statement on Form S-1 File No. 333-208747 filed with the SEC on December 23, 2015)

10.8***

Form Non-Plan Option Agreement between the Company and certain of its directors, officers, employees and contractors (incorporated by reference to Exhibit 10.4 to the quarterly report on Form 10-Q filed with the SEC on May 15, 2017)

10.9

Securities Purchase Agreement dated May 23, 2018 by and between the Registrant and Giant Leap International Limited (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K, filed with the SEC on May 30, 2018)

10.10

Securities Purchase Agreement dated May 23, 2018 by and between the Registrant and Micron Technology Development Limited (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K, filed with the SEC on May 30, 2018)

10.11

Securities Purchase Agreement dated May 31, 2018 by and between the Registrant and Wong Kwok Fong (Kelvin) (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K, filed with the SEC on June 4, 2018)

10.12	GLP 2nd Amendment to Lease dated July 27, 2018 (incorporated by reference to Exhibit 10.26 to the annual report on Form 10-K, filed with the SEC on April 1, 2019)

10.13	Marlen 4th Amendment to Lease dated June 2, 2018 (incorporated by reference to Exhibit 10.27 to the annual report on Form 10-K, filed with the SEC on April 1, 2019)

10.14	Common Stock Purchase Warrant dated July 10, 2019 (incorporated by reference to Exhibit 10.5 to the quarterly report on Form 10-Q, filed with the SEC on August 14, 2019)

10.15	Sales Incentive Agreement with Technology Transfer Institute dated March 25, 2020. (incorporated by reference to Exhibit 10.1 to the quarterly report on Form 10-Q, filed with the SEC on June 8, 2020)

10.16	Form of Technology Transfer Institute Warrant. (incorporated by reference to Exhibit 10.2 to the quarterly report on Form 10-Q, filed with the SEC on June 8, 2020)

10.17	Common Stock Purchase Warrant dated May 6, 2020. (incorporated by reference to Exhibit 10.7 to the quarterly report on Form 10-Q, filed with the SEC on June 8, 2020)

10.18***

Form of Restricted Stock Award Agreement under the BIO-key International, Inc. Amended & Restated 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K, filed with the SEC on August 28, 2020)

10.19***	BIO-key International, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the definitive proxy statement filed with the SEC on May 4, 2021)

10.20***	BIO-key International, Inc. Amended and Restated 2015 Equity Incentive Plan (incorporated by reference to Appendix B to the definitive proxy statement filed with the SEC on May 4, 2021)

10.21

Management Services Agreement dated March 8, 2022 by and among Swivel Aman-FZCO, Swivel Secure Europe, SA, and Alex Rocha (incorporated by reference to Exhibit 10.1 to the quarterly report on Form 10-Q filed with the SEC on May 23, 2022)

10.22	Option Agreement dated March 8, 2022 by and between the Company and Alex Rocha (incorporated by reference to Exhibit 10.2 to the quarterly report on Form 10-Q filed with the SEC on May 23, 2022)

10.23

Distribution Agreement dated October 23, 2020 by and between Swivel Secure Europe, SA and Swivel Secure Limited (incorporated by reference to Exhibit 10.3 to the quarterly report on Form 10-Q filed with the SEC on May 23, 2022) +

10.24

Deed of Variation dated January 26, 2022 by and between Swivel Secure Europe, SA and Swivel Secure Limited (incorporated by reference to Exhibit 10.4 to the quarterly report on Form 10-Q filed with the SEC on May 23, 2022) +

10.25

Securities Purchase Agreement dated December 22, 2022 by and between the Company and AJB Capital Investments, LLC (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed with the SEC on December 23, 2022)

10.26	Common Stock Purchase Warrant, dated December 22, 2022 (incorporated by reference to Exhibit 10.3 to the current report on Form 8-K filed with the SEC on December 23, 2022)

10.27	$2,200,000 Senior Secured Promissory Note, dated December 22, 2022 (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K filed with the SEC on December 23, 2022)

10.28	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.39 to Amendment No. 1 to Registration Statement on Form S-1 filed with the SEC on October 26, 2023)

10.29***	BIO-key International, Inc. 2023 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed with the SEC on December 19, 2023)

10.30

Securities Purchase Agreement, dated as of December 20, 2023, by and between BIO-key International, Inc. and Dillon Hill Investment Company LLC (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed with the SEC on December 21, 2023)

10.31

Note Purchase Agreement dated June 24, 2024, by and between the Company and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed with the SED on June 28, 2024)

10.32	$2,360,000 Secured Promissory Note dated June 24, 2024 (incorporated by reference to Exhibit 10.2 to the current report of Form 8-K filed with the sec on June 28, 2024)

10.33

Security Agreement dated June 24, 2024, by and between the Company and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.3 to the current report of Form 8-K filed with the sec on June 28, 2024)

10.34

Intellectual Property Security Agreement dated June 24, 2024, by and between the Company and Streetervillle Capital, LLC (incorporated by reference to Exhibit 10.4 to the current report of Form 8-K filed with the sec on June 28, 2024)

10.35

Guaranty dated June 24, 2024, by and between Pistol Star, Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.5 to the current report of Form 8-K filed with the sec on June 28, 2024)

10.36

Form of Warrant Exercise Agreement, dated September 12, 2024, by and between BIO-key International, Inc. and the Investor (incorporated by reference to Exhibit 10.1 to the current report of Form 8-K filed with the sec on September 16, 2024)

10.37

Securities Purchase Agreement dated November 27, 2024, by and among BIO-key International, Inc., Fiber Food Systems, Inc. and Boumarang Inc. (incorporated by refence to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 3, 2024)

10.38

Form of Warrant Exercise Agreement, dated January 15, 2025, by and between BIO-key International, Inc. and the Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 16, 2025)

10.39

Exchange Agreement, dated January 15, 2025, by and between BIO-key International, Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 16, 2025)

10.40

Exchange Agreement, dated January 15, 2025, by and between BIO-key International, Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed January 16, 2025)

21.1	List of subsidiaries of BIO-key International, Inc. (incorporated by reference to exhibit 21.1 to the annual report on Form 10-K filed with the SEC on June 5, 2024)

23.1*	Consent of Bush & Associates CPA LLC

23.2*	Consent of Fox Rothschild LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to this Registration Statement)

107*	Filing Fee Table

* Filed herewith.

*** Management compensatory plan.

+ Certain portions of this exhibit (indicated by “[***]”) have been omitted as the Company has determined that such portions are (a) not material and (b) would likely cause competitive harm to the Company if publicly disclosed.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holmdel, State of New Jersey, on April 25, 2025.

BIO-KEY INTERNATIONAL, INC.

By:	/s/ Michael DePasquale
Michael DePasquale
Chairman of the Board of Directors and Chief Executive
Officer (principal executive officer)

By:	/s/ Cecilia Welch
Cecilia Welch
Chief Financial Officer (principal financial and
accounting officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of BIO-key International, Inc., hereby severally constitute and appoint Michael W. DePasquale, our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-1 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable BIO-key International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chairman of the Board of Directors and Chief
/s/ Michael DePasquale	Executive Officer	April 25, 2025
Michael DePasquale	(Principal Executive Officer)

/s/ Cecilia Welch	Chief Financial Officer	April 25, 2025
Cecilia Welch	(Principal Financial Officer and Principal
Accounting Officer)

/s/ Robert J. Michel	Director	April 25, 2025
Robert J. Michel

/s/ Wong Kwok Fong	Director	April 25, 2025
Wong Kwok Fong

/s/ Emmanuel Alia	Director	April 25, 2025
Emmanuel Alia

/s/ Cameron E. Williams	Director	April 25, 2025
Cameron E. Williams